LETTER OF UNDERSTANDING

                                 ProUroCare Inc.
                            One Carlson Parkway North
                                    Suite 124
                               Plymouth, MN 55447

                                 March 23, 2004

Profile, LLC
c/o Mr. Stan Graves
2700 Corporate Drive, Suite 120
Birmingham, Alabama  35242

with a copy to:

Peter C. Quittmeyer, Esq.
Sutherland, Asbill & Brennan, LLP
999 Peachtree Street, Suite 1900
Atlanta, GA  30309

Gentlemen:

         This letter sets forth the agreement between ProUroCare, Inc. ("ProUroCare"), and Profile, LLC ("Profile").

         Profile and ProUroCare have entered into the following agreements and relationships:

      (a) Stock Purchase Agreement, dated January 14, 2002, between Profile and ProUroCare, as amended on March 22, 2002 with a First Amendment to Stock Purchase Agreement (as amended the "Purchase Agreement").

      (b) License Agreement between Profile and ProUroCare, dated January 14, 2002, as amended on March 22, 2002 with a First Amendment to License Agreement (as amended, the "License").

      (c) Amended and Restated Shareholder Control and Share Transfer Agreement between ProUroCare, Profile, Clinical Network, Inc., Clinical Network, LLC, and CS Medical Technologies, LLC dated January 14, 2002 (the "Shareholder Agreement").

      (d)   Profile owns 1,333,333 shares of common stock of ProUroCare.

      (e) Profile has given notice to ProUroCare that it is in default under the License and ProUroCare has denied that it is in default.
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March 23, 2004
Page 2

      (f) ProUroCare held a special Shareholders' Meeting on March 5, 2004, at which the shareholders of ProUroCare approved the merger of ProUroCare with GIC Acquisition Corp. ("GIC"), a subsidiary of Global Internet Communications, Inc. ("Global") whereby the shareholders of ProUroCare will exchange their shares of ProUroCare common stock for shares of Global common stock (the "Merger") all as described in the Private Placement Memorandum (hereinafter defined).

      (g) On March 3, 2004, Profile exercised the dissenters' rights on behalf of beneficial owners owning 308,465 shares of common stock of ProUroCare.

      (h) Global is engaged in a private placement of a minimum of 1,500,000 shares of Global common stock and a maximum of 2,500,000 shares of Global common stock at $2.00 per share pursuant to a private placement memorandum dated February 11, 2004, as supplemented by Supplement No. 1, dated March 23, 2004 (the "Private Placement") (as so supplemented, the "Private Placement Memorandum").

      (i) Maurice R. Taylor, II, ("Taylor") owns beneficially approximately 1,041,315 shares of common stock of ProUroCare. Of these shares, 847,982 shares of ProUroCare common stock are owned by Clinical Network, LLC, and 85,000 shares of ProUroCare common stock are owned by Clinical Network, Inc. Taylor's ownership also includes 108,333 shares that are subject to options. Based on Taylor's ownership in Clinical Network, LLC and Clinical Network, Inc., approximately 589,815 shares of common stock of ProUroCare are owned beneficially by Taylor and his family. The remaining 342,302 shares of ProUroCare common stock owned by Clinical Network, LLC and Clinical Network, Inc. are owned beneficially by persons or entities that are not otherwise affiliated with Taylor.

         Based upon the preceding, the parties hereto agree as follows:

      1. All continuing obligations of ProUroCare to Profile under the Purchase Agreement including, without limitation, Sections 4.2, 4.3 and 4.4, shall terminate upon the Effective Date and shall be of no further force or effect after the Effective Date (as hereinafter defined).

      2. The Shareholder Agreement shall terminate as of the Effective Date and be of no further force or effect after the Effective Date, contingent only upon Clinical Network, LLC, Clinical Network, Inc. and CS Medical Technologies, LLC agreeing in writing to terminate the Shareholder Agreement.

      3. As of the Effective Date, Profile withdraws its default letters under the License and waives any existing defaults under the License. This waiver shall in no way limit the ability of Profile to enforce its rights and remedies for defaults by ProUroCare occurring after to the Effective Date. For purposes of Section 7.4(e) of the License, in the event of a termination of the License after the Effective Date, Profile shall be obligated to return the number of Global shares issued to ProUroCare in the proposed merger in respect of one-half of the original 1,076,923 shares of ProUroCare stock acquired by Profile pursuant to the Stock Purchase Agreement (subject to adjustment for any stock splits or dividends or exchange ratios under the Merger).
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March 23, 2004
Page 3

      4. ProUroCare agrees that of the funds raised by Global in the Private Placement not less than $1,200,000 will be used by ProUroCare in connection with the research, development and commercialization of the "Devices" as that term is defined in the License; provided, however, said amount may be reduced by any amounts paid to Profile pursuant to Section 6 hereof and will be increased (to the amount of such reduction from $1,200,000) to the extent ProUroCare raises more than $3,000,000 in the Private Placement as provided in the Private Placement Memorandum or in any subsequent financing.

      5. As of the Effective Date, Profile agrees to transfer to ProUroCare 300,000 shares of ProUroCare common stock.

      6. As consideration for the agreements of Profile contained in this Agreement, ProUroCare shall pay Profile $750,000; $100,000 of which shall be payable as of the Effective Date, $325,000 of which shall be payable ninety (90) days months after the Effective Date, and the final $325,000 of which shall be payable within six (6) months after the Effective Date. Profile will receive a Promissory Note ("Note") for the remaining $650,000 outstanding as of the Effective Date, which will accrue interest at the rate of six and one-half percent (6 1/2 %) per year and, in the event of default in payment, will accrue eight and one-half percent (8 1/2 %) after the payment default. ProUroCare may prepay the Note at any time. The Note will be secured by the assets of ProUroCare, including its intellectual property, in accordance with a security agreement mutually acceptable to both parties, which shall be executed, delivered and perfected immediately upon (and as a condition to) the Effective Date. ProUroCare's counsel will prepare the Note, a security agreement, a collateral patent assignment, an assignment of license and a UCC Financing Statement to perfect Profile's security interest in ProUroCare's assets (including its intellectual property), subject to approval by Profile's counsel, not to be unreasonably withheld or delayed. ProUroCare shall cause said UCC Financing Statements and Collateral Patent Assignments to be properly filed immediately upon (and as a condition to) the Effective Date. Profile and ProUroCare shall each pay its own attorneys' fees.

      7. The transfer of 300,000 shares of ProUroCare common stock, as of the Effective Date, pursuant to this Agreement shall have the effect of settling any dissenters' rights claims Profile or its beneficial owners have with respect to the Merger or on account of Profile's exercise of dissenters' rights as described in paragraph (g) above. The remaining 8,465 shares of ProUroCare common stock for which dissenters' rights were exercised shall be returned to Profile and shall participate in the Merger.
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March 23, 2004
Page 4

      8. As of the Effective Date, Taylor agrees that he will dispose of no shares of ProUroCare common stock that he or his family beneficially owns so long as any amounts are owing under the Note to Profile, including without limitation any shares of ProUroCare common stock acquired in connection with the exercise by Taylor or his family of any options or warrants to purchase shares of ProUroCare common stock; provided, however, that in the event Clinical Network, LLC or Clinical Network, Inc. distributes its shares to its beneficial owners, then any person or entity not affiliated with Taylor may sell shares that were previously owned by Clinical Network, LLC and Clinical Network, Inc. and not be subject to these limitations; and, provided further, that Taylor may sell up to 300,000 shares multiplied by a fraction, the denominator of which is $750,000 and the numerator of which is the sum of the amount of principal under the Note that has been paid by ProUroCare to Profile plus the original $100,000 paid on the Effective Date. For example, Taylor may sell 40,000 shares after ProUroCare pays $100,000 to Profile, and Taylor may sell an additional 130,000 shares after ProUroCare makes its $325,000 payment to Profile. The foregoing share totals are also subject to adjustment for any stock splits or dividends or exchange ratios under the Merger. References in this Section 8 to ProUroCare shares shall include any Global common stock received in exchange for such ProUroCare shares.

      9. (a) Global shall prepare and file with the SEC, within 120 days after the final closing of the Private Placement, a registration statement on Form SB-2 with respect to resale of shares of Global common stock, including all shares of Global common stock held by Profile or its transferees, from time to time through the over-the-counter market or in privately negotiated transactions, and use its commercially reasonable best efforts (subject to receipt of necessary information from Profile or its transferees) to cause such registration to be effective as soon as possible thereafter.

      (b) Global shall prepare and file such amendments and supplements to the registration statement as may be necessary to keep such registration statement effective for one year from its effective date or such shorter period when all of Global common stock owned by Profile and its transferees have been sold or may be sold pursuant to Rule 144(k).

      (c) Except to the extent an exemption from registration is available, Global agrees to register or qualify the resale of such shares under all applicable state securities or blue sky laws of such jurisdictions in the United States as Profile or any transferee shall reasonably request, and to keep each such registration or qualification effective during the period when such SEC registration is required to be kept effective.

      (d) Upon request, Global will notify the shareholders whose shares are being registered when the registration statement is filed with the SEC and each state, and Global will notify all shareholders participating in the offering (A) when the registration statement is effective (B) when any stop order is issued, and (C) after such effectiveness, of the happening of any event as the result of which the registration statement or the prospectus contains a material misstatement or omission, and in the case of (B) or (C), Global will use its best efforts, as soon as practicable, to cause the stop order to be lifted or the registration statement and prospectus to be amended to correct the problem.

      (e) Global will pay all the costs and expenses of such registrations, other than the legal fees of any shareholders' separate legal counsel, and any commissions or fees relating to the sale of such shares, and will defend, indemnify and hold the selling shareholder harmless for any liabilities and actions in respect thereof which arise out of (i) any untrue or alleged untrue statement of a material fact contained in such registration statement or prospectus (other than information furnished by the shareholders for inclusion therein), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation of any law, rule or regulation in connection with such registration, registration statement or prospectus.
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March 23, 2004
Page 5

      (f) During the period commencing on the date hereof and ending one year following the effective date of the registration statement in which the Global shares of Profile are registered as described in Section 9(a) above, if Global effects any underwritten offering of common stock, and if such offering includes any shares of Global common stock owned by any Global shareholder, then Global will allow Profile and its transferees to participate in the offering by giving Profile at least ten (10) days' prior notice. In the event that the managing underwriter notifies Global in writing that the inclusion of the shares requested to be so included by Profile and any other Global shareholders permitted to participate would materially interfere with the underwriters' ability to effectuate the registration and complete the offering, then the number of shares of Global common stock of Profile and its transferees to be included in the offering may be cut-back pro rata (based on the number of shares of Global common stock requested by Profile and its transferees to be included in the offering in relation to the total number of shares of Global common stock requested by all Global shareholders to be included in the offering); provided that, in no event, shall the cut-back for Profile and its transferees be any less favorable than the cut-back for any other Global shareholder.

      (g) Global will take such other actions at its expense as are customary or reasonably requested by the participating shareholder to facilitate the registration and sale of shares contemplated by this Section 9.

      10. As of the Effective Date, ProUroCare and Profile will each, for themselves and for their agents, administrators, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns, release and forever discharge the other and its past, present, and future officers, directors, attorneys, insurers, principals, agents, servants, representatives, employees, shareholders, subsidiaries, affiliates, partners, predecessors, successors and assigns of and from all past, present and future claims, demands, obligations, actions and causes of action, at law or in equity, whether under statute, common law, or otherwise, of whatsoever kind or nature, from the beginning of time to the Effective Date, except for obligations of the parties contained in this Agreement. The release of ProUroCare shall expressly apply to Stanley Graves and Dr. Teo F. Dagi and the release of Profile shall expressly apply to Maurice R. Taylor, II, David F. Koenig and Alex Nazarenko. Notwithstanding any of the foregoing to the contrary, the release of ProUroCare shall not apply to Todd Leonard. This mutual release does not go into effect with respect to existing claims of the parties against each other, if any, until the Effective Date. Notwithstanding any of the foregoing to the contrary, except as expressly set forth in Section 3 hereof, the foregoing release shall not apply to the rights and obligations of the parties under the License.
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March 23, 2004
Page 6

      11. Profile is entering into this Agreement in reliance upon the information disclosed in the Private Placement Memorandum. Profile has received a copy of the Private Placement Memorandum. In the event that the Private Placement Memorandum is again supplemented in any material respect prior to the Effective Date, ProUroCare will cause Profile to receive such supplement in a timely fashion and, if the changes disclosed in such supplement have a material and adverse effect on Profile's position, Profile shall have the right, at its option, to declare this letter of understanding to be of no force or effect and void ab initio.

      12. This Agreement has been duly authorized, executed and delivered by ProUroCare and as of the Effective Date will be binding upon and enforceable against ProUroCare and, to the extent applicable, Global in accordance with its terms. The Effective Date will not occur unless Global agrees (a) to meet its obligations under the Agreement, (b) to cause ProUroCare to meets its obligations under this Agreement, (c) to provide any necessary support, including financial support, for ProUroCare to meet its obligations to Profile under the Agreement and (d) to provide sufficient resources to ProUroCare in such a manner that ProUroCare complies with Section 302A.551 of the Minnesota Business Corporation Act with respect to the redemption of 300,000 shares of common stock pursuant to Section 5 hereof and payment of the amounts set forth in Section 6 hereof.

      13. The consummation of the transactions contemplated by this Agreement is contingent upon (i) Global raising not less than $3,000,000 in the Private Placement, (ii) the Merger being consummated, and (iii) the execution, delivery and, as applicable, perfection of the instruments referenced in Section 6 and payment of the first installment of $100,000 as contemplated therein. These events shall occur no later than April 30, 2004 (the "Effective Date") and the transactions contemplated herein shall be effective as of the Effective Date. The parties agree in the event the conditions (i) and (ii) contained in this Section are not met by April 30, 2004, then all the representations and agreements contained herein shall be of no further force or effect and nothing herein contained will be further binding on the parties, and this entire Agreement shall be void ab initio.

      14. The agreements contained herein are meant to be binding agreements of and enforceable against the parties hereto, their successor and assigns.

      15. Reference to shares of ProUroCare contained herein shall be to shares of Global exchanged for ProUroCare shares as of the Effective Date, subject to adjustment pursuant to Section 8. All rights of Profile under this Agreement shall inure to the benefit of Profile's direct and indirect transferees. References to Global shall, as the context may require, include any successor or assign of Global or ProUroCare or their respective business, and any parent corporation or affiliate whose shares may be exchanged for ProUroCare or Global shares.

      16. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

      If the foregoing sets forth your understanding, please so acknowledge by signing a copy of this letter and returning it to the undersigned.

PROUROCARE INC.

By       Michael P. Grossman
   -------------------------------------------------
     Its                   Chief Executive Officer
         -------------------------------------------

Agreed and accepted this 23rd day of March, 2004

PROFILE, L.L.C.

By       Stanley Graves
   -----------------------------------------
     Its                   Manager
         --------------------------------------------

Agreed and accepted this 23rd day of March, 2004

Agreed and accepted this 23rd day of March, 2004
Solely for the purpose of agreeing to Sections 8 hereof:

         Maurice R. Taylor, II
-----------------------------------------------------
Maurice R. Taylor, II